Verra Mobility Q1 Investor Presentation For the Quarter Ended March 31, 2019 Exhibit 99.2

Forward-Looking Statements This presentation includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include projected financial information. Such forward-looking statements with respect to revenues, earnings, run rate synergies and cost items, performance, strategies, prospects and other aspects of the business of Verra Mobility Corporation and its subsidiaries (collectively, “Verra Mobility”) are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the inability to launch new products or services or to profitably expand into new markets; (2) changes in applicable laws or regulations; (3) the possibility that Verra Mobility may be adversely affected by other economic, business or competitive factors; (4) the inability to recognize the anticipated benefits of the business combination with Gores Holdings, II, Inc.; and (5) other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (the “SEC”) by Verra Mobility. You are cautioned not to place undue reliance upon any forward-looking statements, including the projections, which speak only as of the date made. Verra Mobility does not undertake any commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Information This presentation uses certain non-GAAP financial information, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, which further excludes certain non-cash expenses, loss on extinguishment of debt and other transactions management believes are not indicative of Verra Mobility’s business. Verra Mobility believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Verra Mobility’s financial condition and results of operations. These financial measures are not recognized measures under GAAP and they are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures as defined by SEC rules. This non-GAAP financial information may be determined or calculated differently by other companies. A reconciliation of Verra Mobility’s non-GAAP financial information to GAAP financial information is provided in the Appendix hereto and in Verra Mobility’s Form 8-K, filed with the SEC, with the earnings press release for the period indicated.

Consolidated Q1 Results For the Quarter Ended March 31, 2019 Pro Forma Adj. Revenue and YoY Growth $ in Millions Pro Forma Adj. EBITDA and Margin $ in Millions Net Debt and Leverage $ in Millions Q1 Revenue by Segment Commercial Services Basis of Presentation: Verra Mobility made two acquisitions in 2018; the data presented has been adjusted as if the acquisitions were included in the results for all periods. The unadjusted and pro forma adjusted results of operations are included in the appendix to this presentation. All pro forma adjustments are in the Commercial Services segment. Leverage calculated as net debt divided by TTM Pro Forma Adjusted EBITDA for each period Grew total revenue by $10.5 million to $98.5 million in Q1 2019 from $88.0 million in Q1 2018 Adjusted EBITDA of $51.3 million, up from $45.6 million in the same quarter of 2018 Generated cash flow from operations of $37.4 million Q1 2019 Commentary

Consolidated Q1 Results by segment For the Quarter Ended March 31, 2019 Pro Forma Adj. Revenue and YoY Growth $ in Millions Adj. EBITDA and Margin $ in Millions Commercial Services Government Solutions Revenue and YoY Growth $ in Millions Adj. EBITDA and Margin $ in Millions Commercial Services Commentary Revenue of $62.6M in Q1 increased 22% from the same quarter in the prior year Revenue grow was generated by improvement in both billable days and toll usage Adjusted EBITDA of $38.0 million in the quarter improved from $29.8 million in same period of the prior year Adjusted EBITDA margins expanded from 58% in Q1 of 2018 to 61% in the Q1 2019 Margin expansion is the result of improved revenue and integration synergies Government Solutions Commentary Revenue of $35.9 million in Q1 decreased by 3% from the same quarter in the prior year The decrease in revenue was primarily driven by declines in red light due to the loss of the Miami program in 2018, offset by growth in speed products Adjusted EBITDA of $13.2 million declined from $15.8 million in the prior year. The decrease was the result of lower revenue and higher corporate allocations; operating costs were relatively flat year over year (3%)

0. Appendix

Quarterly Results of Operations

Quarterly Segment Results of Operations Commercial Services Government Solutions